UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 3, 2014

INPHI CORPORATION

(Exact name of registrant as specified in its charter)

001-34942
(Commission File Number)

Delaware	77-0557980
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

2953 Bunker Hill Lane, Suite 300, Santa Clara, California 95054

(Address of principal executive offices, with zip code)

(408) 217-7300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.      Completion of Acquisition or Disposition of Assets.

On October 3, 2014, Inphi Corporation (the “Company”) completed the previously announced acquisition of Cortina Systems, Inc., a Delaware corporation (“Cortina”), pursuant to an Agreement and Plan of Merger dated July 30, 2014 among the Company, Cortina, Catalina Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), and the Stockholder's Agent, as amended by Amendment No. 1 to the Agreement and Plan of Merger dated September 25, 2014 (“Amendment No. 1”) (collectively, the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, Merger Sub was merged with and into Cortina, and Cortina became the surviving corporation and wholly owned subsidiary of the Company (the “Merger”). At the closing of the Merger, the Company paid approximately $53.1 million in cash and issued 5,274,580 shares of the Company’s common stock, with the cash amount subject to certain post-closing adjustments. A portion of the cash was placed in an escrow fund for up to 12 months following the closing for the satisfaction of certain indemnification claims. The Company did not acquire as part of the Merger, Cortina’s Access and Digital Home business, which Cortina divested prior to the closing of the Merger and which will continue as an independent company.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Agreement and Plan of Merger, which was originally filed as an exhibit to the Company’s Current Report on Form 8-K filed on August 1, 2014, and Amendment No. 1, which, together with the Agreement and Plan of Merger, is filed as Exhibit 2.1 hereto.

Item 3.02     Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement described in Item 2.01 above, the Company issued 5,274,580 shares of its common stock to the stockholders of Cortina at the closing. The shares were issued pursuant to an exemption from registration under the Securities Act of 1933 (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 7.01     Regulation FD Disclosure.

On October 6, 2014, the Company issued a press release announcing the completion of the Merger. A copy of this press release is furnished as Exhibit 99.1 and is incorporated herein by reference. The information in this Form 8-K under Item 7.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific referencing in such filing.

Item 9.01     Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of Cortina required by Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the Securities and Exchange Commission (the “Commission”) no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(b) Pro forma financial information.

The pro forma financial information required by Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(d) Exhibits

Exhibit No.	Description
2.1

Agreement and Plan of Merger dated July 30, 2014 by and among the Company, Cortina, Catalina Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company, and the Stockholder's Agent, as amended by Amendment No. 1 thereto dated September 25, 2014. *

99.1	Press release dated October 6, 2014

* Inphi hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 6, 2014

I	INPHI CORPORATION

	By:	/s/ Richard Ogawa
Richard T. Ogawa
General Counsel

EXHIBIT INDEX

Exhibit No.	Description

2.1

Agreement and Plan of Merger dated July 30, 2014 by and among the Company, Cortina, Catalina Acquisition Corporation, a Delaware corporation and wholly owned subsidiary of the Company, and the Stockholder's Agent, as amended by Amendment No. 1 thereto dated September 25, 2014. *

99.1	Press release dated October 6, 2014

* Inphi hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.